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                                                                Rule 424(b)(2)
                                                    Registration No. 333-83643

PRICING SUPPLEMENT TO PROSPECTUS DATED JULY 23, 1999,
AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT DATED DECEMBER 17,
1999/AUTHENTICATION CERTICIATE SUPPLEMENTAL TO THE
OFFICERS' CERTIFICATE AND COMPANY ORDER, DATED DECEMBER 17,
1999 NO. 9 DATED: 09-07-2000

                                U.S. BANCORP

                    Medium-Term Notes, Series L (Senior)
                 Medium-Term Notes, Series M (Subordinated)

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CUSIP: 91159H FU9                       Issue Price (Dollar Amount and Percentage of Principal Amount):
                                        Amount: $150,000,000.00/99.9451%

Series:                                 Proceeds to the Company: $149,917,650.00

[X] Series L (Senior)                   Interest Rate/Initial Interest Rate: TBD 09-11-2000
[_] Series M (Subordinated)
                                        Interest Payment Dates: Monthly on the 15th beginning 10-16-2000
Form of Note:
                                        Regular Record Dates: 15 calendar days prior
[X] Book-Entry
[_] Certificated                        Interest Determination Dates: 2 business days prior

Principal Amount: $150,000,000.00       Interest Reset Dates: Monthly on the 15th

Trade Date: 09-07-2000                  Index Source: Telerate 3750

Original Issue Date: 09-13-2000         Index Maturity: 1 month

Maturity Date: 09-15-2003              Spread: +.23%


Base rate (and, if applicable,          Spread Multiplier: --
related Interest Periods):
                                        Maximum Interest Rate: --

                                        Day Count: Actual/360

[_] Fixed Rate Notes                    Minimum Interest Rate: --
[_] Commercial Paper Rate Note
[_] Federal Funds Rate Note
[X] LIBOR Note                          For Original Issue Discount Notes:
[_] Prime Rate Note                             Original Issue Discount:     -- %
[_] CD Rate Note                                Yield to Maturity:           -- %
[_] Treasury Rate Note
[_] CMT Rate Note
[_] Other Base Rate
    (as described below)
[_] Zero Coupon Note

Agent's Commission: $82,350.00
                                                Original Issue Discount Notes:

Redemption Terms:

Other Terms: All-in LIB + .25%

Name of Placement Agent and Delivery Instructions:      [_] Subject to special provisions set forth therein
                                                            with respect to the principal amount thereof
Lehman Brothers  DTC 636                                    payable upon any redemption or acceleration of
                                                            the maturity thereof.
                                                        [_] For Federal income tax purposes only.


                                                    Signature

                                                    /s/ BRETT A. BOUSHELE
                                                    -------------------------------------
                                                           (Authorized Signature)

                                                    /s/ KENNETH D. NELSON
                                                    -------------------------------------
                                                            (Authorized Signature)
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